Exhibit 4.2

Execution Version

CAPITAL ONE FINANCIAL CORPORATION

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 2, 2021

to

SENIOR INDENTURE

Dated as of November 1, 1996

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 2, 2021, is by and between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to Harris Trust and Savings Bank (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of November 1, 1996 (the “Existing Indenture” and together with this First Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its unsecured senior debentures, notes or other evidences of indebtedness, in one or more series (the “Securities”);

WHEREAS, Section 901(11) of the Existing Indenture provides that the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may, without the consent of any Holders of Securities, enter into one or more indentures supplemental to the Existing Indenture to amend or supplement any of the provisions of the Existing Indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities of such series then outstanding;

WHEREAS, any change to or elimination of any provision of the Existing Indenture pursuant to this First Supplemental Indenture shall not apply to any outstanding Security prior to the execution of this First Supplemental Indenture, and each outstanding Security prior to the execution of this First Supplemental Indenture shall continue to be entitled to the benefit of the provisions under the Existing Indenture;

WHEREAS, in accordance with Section 901 of the Existing Indenture, the Company and the Trustee wish to amend the Existing Indenture to change or eliminate certain provisions (including provisions relating to events of default and remedies) of the Existing Indenture with respect to each series of Securities issued following the execution of this First Supplemental Indenture, as set forth below; and

WHEREAS, the Company is delivering contemporaneously herewith to the Trustee, pursuant to the Existing Indenture, an officer’s certificate and an opinion of counsel in connection with the execution and delivery of this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

Section 1.1 Section 101 of the Existing Indenture is hereby amended by:

(a) Inserting the following new defined term immediately following the definition of “Corporation”:

“Covenant Breach” means, with respect to Securities of any series (i) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of such series; or (ii) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Securities (other than a covenant or warranty a default in the performance or the breach of which is specifically dealt with in Section 501(a) or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder; or (iii) any other Covenant Breach provided pursuant to Section 301 with respect to the Securities of that series. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 301 with respect to such Security. Solely for purposes of this definition, Securities issued on or after November 2, 2021 shall be deemed not to be in the same series as the Securities issued prior to November 2, 2021 unless those Securities bear the same CUSIP number and/or ISIN as any Securities issued under the Indenture the initial issuance of which occurred prior to November 2, 2021.

(b) Deleting and restating the definition of “Officers’ Certificate” in its entirety and replacing it with the following:

“Officer’s Certificate” means a certificate signed by any of the Chairman of the Board and Chief Executive Officer, a Vice Chairman, the President and Chief Operating Officer, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

Section 1.2 Sections 101 and 601 of the Existing Indenture are hereby amended by replacing each reference to “Section 501” with “Section 501(a).”

Section 1.3 Section 301(13) of the Existing Indenture is hereby amended by replacing the reference to “Section 501” with “Section 502.”

Section 1.4 Section 301(17) of the Existing Indenture is hereby amended by inserting “, Covenant Breaches” after each occurrence of the phrase “Events of Default.”

Section 1.5 Section 303 of the Existing Indenture is hereby amended by:

(a) Deleting and restating the last sentence of the first paragraph and replacing it with the following: “The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual, facsimile or electronic.”

(b) Deleting and restating the second paragraph in its entirety and replacing it with the following:

“Securities and any Coupons appertaining thereto bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

(c) Deleting and restating the first sentence of the last paragraph and replacing it with the following:

“No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 610 executed by or on behalf of the Trustee by the manual, facsimile or electronic signature of one of its authorized officers or by an Authenticating Agent.”

Section 1.6 Sections 402(1), 402(3), 503, 507, 511, 513, 601, 801(2) and 1009(a)(2) of the Existing Indenture are hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.7 Section 501 of the Existing Indenture is hereby amended by deleting such Section 501 in its entirety and replacing it with the following:

Section 501. Events of Default and Notice of Default.

(a) Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of and any premium on any Security of such series when it becomes due and payable at its Maturity, and continuance of such default for a period of 30 days; or

(3) the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of the property of the Company, as the case may be, or ordering the winding up or liquidation of the affairs of the Company; or

(4) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(5) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

(b) Notice of Default.

If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided in the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Clause (ii) under the definition of “Covenant Breach” in Section 101 with respect to the Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 501(b), the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.

Section 1.8 Section 502 of the Existing Indenture is hereby amended by inserting the following at the end of the first paragraph thereof:

Unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding sentence. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 301 with respect to the Securities of a series, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 501(a)(5) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 301.

Section 1.9 The last paragraph of Section 502 of the Existing Indenture is hereby amended by replacing the word “default” with the phrase “Event of Default or Covenant Breach.”

Section 1.10 Section 503(2) of the Existing Indenture is hereby is amended by inserting “and such default continues for a period of 30 days” after the phrase “at its Maturity.”

Section 1.11 Section 513 of the Existing Indenture is hereby amended by inserting the following at the end thereof:

For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.

Section 1.12 The final paragraph of Section 605 of the Existing Indenture is hereby amended by inserting “or a Covenant Breach” after the phrase “in Article Five hereof.”

Section 1.13 Section 801(1) of the Existing Indenture is hereby amended by inserting “(other than the conveyance, transfer or lease of all or substantially all of the Company’s assets to one or more of the Company’s Subsidiaries)” after the phrase “to any Person.”

Section 1.14 Section 901(8) of the Existing Indenture is hereby amended by inserting “or Covenant Breaches” after the phrase “Events of Default.”

Section 1.15 Section 1009(b) of the Existing Indenture is hereby amended by deleting “an Event of Default pursuant to clause (4) of Section 501” and inserting “a Covenant Breach pursuant to clause (ii) of the definition of “Covenant Breach.””

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

Section 2.2 Effect of this First Supplemental Indenture. The Existing Indenture shall be modified in accordance with this First Supplemental Indenture, and this First Supplemental Indenture shall form part of the Existing Indenture for all purposes; and every Holder of Securities thereafter authenticated or delivered thereunder shall be bound hereby. The Existing Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Any cross-references to the provisions of the Existing Indenture that are deleted or modified as a result of this First Supplemental Indenture are hereby accordingly deleted or modified, as applicable. Notwithstanding anything to the contrary contained herein, the modifications to the Existing Indenture pursuant to this First Supplemental Indenture shall not apply to any outstanding Security prior to the date hereof.

Section 2.3 Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 2.4 Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.5 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 2.6 Separability Clause. If any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Governing Law. This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of New York, without regard to conflict of laws principles thereof.

Section 2.8 Counterparts. This First Supplemental Indenture may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement. Signature pages may be electronically executed and delivered (“Electronic Signatures”), including by any electronic method complying with the federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties hereto related to the electronic signature and delivery of this First Supplemental Indenture.

Section 2.9 Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this First Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this First Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 2.10 No Representation by Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Thomas A. Feil
Name:	Thomas A. Feil
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to the First Supplemental Indenture]